                                                                    EXHIBIT 10.3
                               FIRST AMENDMENT TO
                            PER-SE TECHNOLOGIES, INC.
                            DEFERRED STOCK UNIT PLAN

         THIS FIRST AMENDMENT ("First Amendment") to the Per-Se Technologies, Inc. Deferred Stock Unit Plan (the "Deferred Stock Unit Plan") is made and executed this 30th day of July, 2002, to be effective as of June 3, 2002.

         WHEREAS, Per-Se Technologies, Inc., a Delaware corporation (the "Company"), has previously adopted the Deferred Stock Unit Plan; and

         WHEREAS, the Compensation Committee of the Board of Directors of the Company (the "Committee") has duly authorized an amendment of the Deferred Stock Unit Plan to provide that the accounts maintained for non-employee Director participants in the Deferred Stock Unit Plan will be credited on a quarterly basis as of the first business day of each month in which meeting fees and retainer amounts would otherwise be payable, consistent with the Company's past practice in administering accounts under the Non-Employee Director Deferred Stock Credit Plan formerly maintained by the Company.

         NOW, THEREFORE, pursuant to a resolution of the Committee adopted July 30, 2002, in accordance with Section 7.01 of the Deferred Stock Unit Plan, the Deferred Stock Unit Plan is hereby amended as follows:

         1. CREDITING ACCOUNTS. The first sentence of Section 4.01 of the Deferred Stock Unit Plan is hereby deleted in its entirety and replaced by the following:

         "All Deferred Amounts and Enhancement Bonus shall be converted to Stock Units and credited to Participants' Accounts on (i) the date that the Deferred Amounts are deducted through payroll withholding, in the case of employee Participants, or (ii) the first business day of each month in which the Participant's Compensation is otherwise payable, in the case of Non-Employee Director Participants."

         2. EFFECT OF AMENDMENT. Except as specifically amended by this First Amendment, the Deferred Stock Unit Plan shall remain in full force and effect as prior to this First Amendment.

         IN WITNESS WHEREOF, the Company has caused this First Amendment to be duly executed as of the date first above written.



ATTEST:                               PER-SE TECHNOLOGIES, INC.



By: /s/ PAUL J. QUINER                By: /s/ PHILIP M. PEAD
   -------------------------              --------------------------------------
   Paul J. Quiner                         Philip M. Pead
   Corporate Secretary                    President and Chief Executive Officer


                                       25